UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of	(Commision	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On August 13, 2007, IHOP Corp. (the “Company”) announced the appointment of Greggory Kalvin to the position of Vice President, Controller, effective immediately.  A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Mr. Kalvin, 47, most recently served as the Chief Accounting Officer for j2 Global Communications, Inc., a publicly traded leading provider of outsourced value added messaging and communication services to individuals and business around the world.  In this role, he was responsible for all aspects of financial accounting and reporting.  Mr. Kalvin served as the Chief Accounting Officer since May 2003, and prior to becoming Chief Accounting Officer, he served as j2 Global’s Vice President of Finance from December 2000 through May 2003, and the Controller from May 1997 until December 2000. During his 10-year tenure at j2 Global, Mr. Kalvin participated in the company’s initial public offering in 1999 and was previously involved in other areas of financial responsibility including financial planning and analysis, strategic tax planning, treasury, and risk management.  Previously, Mr. Kalvin was a managing audit director with Prudential Healthcare where he was responsible for the company’s audit functions for the Western U.S.  Prior to that, he held various accounting related positions, including senior audit manager for KPMG LLP.

Mr. Kalvin has no family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

The following is a brief summary of the terms of Mr. Kalvin’s employment:

Salary. Mr. Kalvin will receive an annual salary of $210,000.  Mr. Kalvin’s salary is subject to modification during Mr. Kalvin’s employment in accordance with the Company’s practices, policies and procedures and Mr. Kalvin’s performance.  Mr. Kalvin will participate in the Company’s Executive Incentive Plan (the “Plan”) with a target bonus of 40% of his base salary.  Mr. Kalvin is eligible for a pro-rated bonus in 2007 and will be eligible for a full year bonus starting in the 2008 plan year, as outlined in the Plan, based on the Company’s and Mr. Kalvin’s performance.

Restricted Stock  Mr. Kalvin will receive a restricted stock grant of 5,000 shares, which will have a three-year cliff vest from the date of grant.  Thereafter, Mr. Kalvin will be eligible for annual restricted stock grants or stock options as determined by the Company’s Board of Directors and governed by the applicable plan.

Performance Share Plan (LTIP).  Mr. Kalvin will also be awarded a prorated target grant of 2,000 shares in the Company’s 2007 Performance Share Plan (“PSP”).  The actual number of shares Mr. Kalvin receives may be more or less than 2,000, depending on the Company’s performance against plan measures.  Mr. Kalvin will be eligible to receive additional PSP awards as determined by the Company’s Board of Directors.  The current annual target grant for each three-year cycle is 3,000 shares, although actual PSP awards are determined annually by the Company’s Board of Directors.

Other Benefits.  Mr. Kalvin will be entitled to participate in the Company’s vacation, health, dental, life, retirement plans, and other benefits, as well as the Company’s deferred compensation arrangements and enhanced life and long term disability insurance benefits provided to executives.  The Company will cover all the costs for one complete physical exam for Mr. Kalvin each year.  Mr. Kalvin will also receive a car allowance of $600 per month plus reimbursement of all automobile expenses such as gasoline, maintenance, insurance, and vehicle registration.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated August 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: August 14, 2007	By:	/s/ MARK D. WEISBERGER
Mark D. Weisberger
Vice President-Legal, Secretary and General Counsel

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated August 13, 2007.